Exhibit 10.11

GLOBAL LEISURE PARTNERS LLC Memher FINRA/SIPC www.globalleisurepartners.com

September 8, 2023

Kristina Johnston

Vintage Wine Estates, Inc.

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

United States of America

PRIVATE AND CONFIDENTIAL

Dear Pat

This letter (the “Retainer Addendum”) updates the arrangements under which Vintage Wine Estates, Inc. (“you”, “the “Company” or “VWE”), engaged Global Leisure Partners LLC (“us” or “GLP”) as detailed in our engagement letter dated April 28, 2022 (the “Engagement Letter”). The following amendments are hereby made to the Engagement Letter, effective from April 1st, 2023. All other provisions and terms relating to the Engagement Letter remain unchanged and terms in this Retainer Addendum have the same meaning as defined therein.

Removal of the ~~bold struck through text~~ to clause 2.1:

2.1 Retainer Fee: VWE will pay GLP a Retainer Fee of $50,000 per quarter (the “Retainer Fee”) which shall be payable quarterly in advance and shall accrue daily. The Retainer Fee shall be payable from July 1, 2022 (the “Retainer Fee Start Date”) until the end of the Term of this Agreement. The Retainer Fee is non-refundable ~~and will not be credited against the Success Fee~~. In the event of termination of the Engagement or this Agreement other than for cause (as referred to in Section 8 below), the Retainer Fee will become immediately due and payable up to the date of termination (and on a pro rata basis in the case of any part month up to the date of termination)~~, plus~~

Removal of clause 2.2 Success Fee in its entirety.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Agreement.

Exhibit 10.11

GLOBAL LEISURE PARTNERS LLC Memher FINRA/SIPC www.globalleisurepartners.com

Very truly yours,

GLOBAL LEISURE PARTNERS LLC

By: /s/ Mark Harms

Name: Mark Harms

Title: Chairman and CEO

Accepted and agreed as of the date first written above:

For and on behalf of

VINTAGE WINE ESTATES, INC.

By: /s/ Kristina Johnston

Name: Kristina Johnston

Title: Chief Financial Officer